Exhibit 23.1

                 INDEPENDENT REGISTERED ACCOUNTING FIRM CONSENT

We consent to the incorporation in this Registration Statement on Form SB-2 of our report dated July 15, 2004, on our audit of the financial statements of Creative Solutions With Art, Inc. as of December 31, 2003 and for the years ended December 31, 2003 and 2002. We also consent to the reference to our firm under the caption "Experts."




/s/  Sherb & Co, LLP


New York, NY
July 20, 2004